                                                                      Exhibit 20

                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

--------------------------------------------------------------------------------

                  Distribution Date Statement: June 15, 1998



a.  Aggregate Amount of Collections                            $345,943,798.74
    Aggregate Amount of Interest Collections                   $  4,057,530.81
    Aggregate Amount of Principal Collections                  $341,886,267.93
    Investment Proceeds                                        $          0.00

b.  Series Allocation Percentage                                        100.00%
    Floating Allocation Percentage                                       70.30%
    Fixed Allocation Percentage                                            N/A

c.  Total Amount Distributed on Series 1996-1                  $  1,817,578.13

d.  Amount of Such Distribution Allocable to                   $          0.00
    Principal on 1996-1

e.  Amount of Such Distribution Allocable to                   $  1,817,578.13
    Interest on 1996-1

f.  Investor Default Amount                                    $          0.00

g.  Draw Amount                                                $          0.00

h.  Investor Charge Offs                                       $          0.00
    Amounts of Reimbursements                                  $          0.00

i.  Monthly Servicing Fee                                                 1.00%

j.  Expected Controlled Distribution Amount                    $          0.00

k.  Invested Amount                                            $375,000,000.00

l.  Pool Factor                                                         100.00%

m.  Available Subordinated Amount                              $ 73,644,010.88

n.  Reserve Fund Balance                                       $  1,875,000.00

o.  Principal Funding Account Balance                          $          0.00
    Yield Supplement Account Balance                           $  1,875,000.00

VW CREDIT, INC. -- SERVICER                                               Page 1
17-Jul-98

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                      From                          To             Days
                                                                      ----                          --             ----
Current Interest Period                                              6/15/98                      7/14/98           30

Series Allocation Percentage                                                      100.00%

Initial Principal Balance                                                 $375,000,000.00
Outstanding Principal Balance                                             $375,000,000.00
Principal Balance of Receivables for Determination Date                   $537,247,758.07
Amount Invested in Receivables on Series Issuance Date                    $375,000,000.00
Initial Invested Amount                                                   $375,000,000.00
Invested Amount at the Beginning of Period                                $375,000,000.00
Invested Amount                                                           $375,000,000.00

Required Subordinated Amount                                               $73,644,010.88
Excess Funded Amount                                                                $0.00

Available Subordinated Amount (previous period)                            $92,533,483.73
Incremental Subordinated Amount (previous period)                          $15,086,576.71


RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                    $1,875,000.00
Yield Supplement Account Beginning Balance                                  $1,875,000.00
Yield Supplement Account Required Amount                                    $1,875,000.00

Reserve Fund Initial Deposit                                                $1,875,000.00
Reserve Fund Required Amount                                                $1,875,000.00
Reserve Fund Beginning Balance                                              $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                                    $0.00
Yield Supplement Account Draw Amount                                                $0.00
Outstanding Carryover Amount - Ending Balance                                       $0.00
Yield Supplement Account Balance - Ending Balance                           $1,875,000.00
Yield Supplement Account Required Deposit Amount                                    $0.00

Reserve Fund Draw Amount                                                            $0.00

Reserve Fund Ending Balance                                                 $1,875,000.00

Reserve Fund Required Deposit Amount                                                $0.00

1-month LIBOR Rate (annualized)                                                5.6562500%
Certificate Coupon (annualized)                                                5.8162500%
Prime Rate (annualized)                                                        8.5000000%
Servicing Fee Rate (annualized)                                                    1.000%
Excess Spread                                                                  1.8437500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                   $533,431,343.40
Pool Balance at the Ending of Period                                      $535,763,831.44
Average Aggregate Principal Balance                                       $534,597,587.42

Aggregate Principal Collections                                           $341,886,267.93

New Principal Receivables                                                 $344,218,755.97
Receivables Added for Additional Accounts                                           $0.00
Investor Default Amount                                                             $0.00
Net Losses                                                                          $0.00
Monthly Interest Accrued, but not Paid                                              $0.00
Ineligible Receivables                                                              $0.00

Ineligible Receivables in Prior Collection Period                                   $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                          $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                               $0.00

Spread Over Prime for Portfolio                                                     0.16%
Weighted Average Interest Rate                                                      8.66%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                                                       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                                       $36,458,562.35
Used Vehicle Percentage                                                                                         6.805%
Used Vehicle Percentage During Last Collection Period                                                           7.135%
Early Amortization Event?                                                            NO
Largest Dealer or Dealer Affiliation Balance                                                            $26,567,754.88
Largest Dealer Percentage                                                                                       4.981%


Aggregate Principal Amount of Receivables of Dealers over 2%                                            $25,093,048.41
Aggregate % Principal Amount of Receivables of Dealers over 2%                                                  4.684%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                                         $345,943,798.74

Aggregate Amount of Interest Collections                                                                  $4,057,530.81

Investment Proceeds                                                                                               $0.00
Aggregate Amount of Principal Collections                                                               $341,886,267.93
Asset Receivables Rate                                                                                           8.110%
Use Asset Receivables Rate?                                                          NO
Carryover Amount (this Distribution Date)                                                                           N/A

Total Carryover Amount                                                                                              N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                               63.95%
Previous Collection Period Monthly Payment Rate                                    50.83%
Monthly Payment Rate 3 months ago                                                  55.81%
3-month Average Payment Rate                                                       56.86%
12-month Minimum Payment Rate                                                      50.83%
Early Amortization Event?                                                            NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                             YES

Last Day of Revolving Period                                                         N/A
Invested Amount as of Last Day of Revolving Period                                   N/A
Accumulation Period Length (months)                                                  N/A
First Accumulation Date                                                       TO BE DETERMINED
Expected Final Payment Date                                                          N/A
Required Participation Percentage                                                   4.00%

Principal Funding Account Balance                                                                                      $0.00

Principal Payment Amount                                                                                               $0.00
Controlled Deposit Amount                                                                                              $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders

i.    Monthly Interest Distribution                                                                            $1,817,578.13
ii.   Monthly Servicing Fee Distribution                                                                         $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                                                         $0.00
iv.  Investor Default Amount Distribution                                                                              $0.00
v.  Outstanding Carryover Amount Distribution                                                                          $0.00
vi. Yield Supplement Account Deposit Amount Distribution                                                              $0.00
                                                                                                                      -----
          Excess Servicing                                                                                       $722,349.04

Excess Servicing (Previous Period)                                                                               $547,498.69

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                                                       $0.0
Draw Amount                                                                                                             $0.0

VW CREDIT, INC. -- SERVICER                                               Page 2
17-Jul-98


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------




                Collections                   ACCRUAL           DISTRIBUTION
                -----------               ---------------    ------------------
From:            15-Jun-98
To:              14-Jul-98
Days:                   29

LIBOR RATE       5.6562500%
(1 month)

SERIES #             1      Active
VCI RATING:         N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                             Series
Series      Series         Allocation        Invested         Subordinated
Number       NAME          Percentage         Amount             Amount
------  ----------------  -------------   ---------------    --------------

           Trust                          $375,000,000.00    $73,644,010.88
         1 Series 1996-1      100.00%     $375,000,000.00    $73,644,010.88


Excess      Required           Required         Outstanding
Funded    Participation     Participation       Certificate
Amount     Percentage           Amount            Balance
------    -------------     --------------    ---------------

$0.00         N/A           $15,000,000.00
$0.00        4.00%          $15,000,000.00    $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
17-Jul-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


INITIAL AMOUNTS                                                            EXCESS SPREAD CALCULATION
---------------                                                            -------------------------
Initial Invested Amount                            $375,000,000.00         Weighted Average Rate Charged to   8.66%
                                                                           Dealers
Invested Amount                                    $375,000,000.00         LIBOR                              5.66%
Controlled Accumulation Amount                     $          0.00         Certificate Rate (LIBOR+16         5.82%
                                                                           b.p.)
Required Subordinated Amount                       $ 73,644,010.88         Servicing Fee Rate                 1.00%
Annualized Servicing Fee Rate                                 1.00%        Investor Net Losses                0.00%
                                                                                                              ----
First Controlled Accumulation Date                  TO BE DETERMINED       Excess Spread                      1.84%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                  REQUIRED           EXCESS
                                                    SERIES 1996-1         INVESTED              SUBORDINATED         FUNDING
PRINCIPAL RECEIVABLES                                   TOTAL              AMOUNT                  AMOUNT            AMOUNT
---------------------                                   -----          ---------------     ----------------------    ------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00             $73,644,010.88       $0.00
  Floating Allocation Percentage                             70.30%              70.30%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $341,886,267.93     $341,886,267.93              N.A.              N.A.
New Principal Receivables                          $344,218,755.97     $344,218,755.97              N.A.              N.A.
Principal Default Amounts                                    $0.00               $0.00              N.A.              N.A.
Receivables Added for Additional Accounts                    $0.00               $0.00              N.A.              N.A.
Controlled Deposit Amount                                    $0.00                 N/A              N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00             $73,644,010.88       $0.00
  Floating Allocation Percentage                             69.99%              69.99%


NON-PRINCIPAL RECEIVABLES
-------------------------
Interest Collections                               $  2,852,427.16
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                              Page 4
17-Jul-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                  Current               Previous
----------------------------------              -----------------     ------------------
Available Subordination Amount (Previous)         $92,533,483.73         $91,906,708.11
  Required Subordination Draw Amount              $         0.00                    N/A
  Reserve Fund Funds to Inv. Default Amount       $         0.00                    N/A
  Excess Servicing (Previous Period)              $   547,498.69         $   547,498.69
                                                  --------------
(a) Available Subordinated Amount?                $93,080,982.42         $92,454,206.80

(b) Available Subordinated Amount?                $53,571,428.57         $53,571,428.57

Available Subordinated Amount                     $97,519,489.32         $92,533,483.73

Incremental Subordinated Amount                   $20,072,582.31         $15,086,576.71
  Overconcentration Amount                        $25,093,048.41         $18,777,856.72

Beginning Reserve Fund Balance                    $ 1,875,000.00         $ 1,875,000.00
Reserve Fund Required Balance                     $ 1,875,000.00         $ 1,875,000.00
Reserve Fund Draw                                 $         0.00                    N/A
Reserve Fund Required Deposit                     $         0.00                    N/A
Reserve Fund Deposit Amount                       $         0.00                    N/A
Reserve Fund Release                              $         0.00                    N/A
Ending Reserve Fund Balance                       $ 1,875,000.00         $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                    $ 4,057,530.81         $ 3,934,230.10
  Certificateholder Interest Collections          $ 2,852,427.16         $ 2,692,562.41
  Subordinate Interest Collections                $   560,171.14         $   492,975.90
Investment Income                                 $         0.00         $         0.00
Reserve Fund Balance                              $ 1,875,000.00         $ 1,875,000.00
                                                  --------------
Total Interest  Available                         $ 5,287,598.30         $ 5,060,538.32

Interest Shortfall                                $         0.00         $         0.00
Additional Interest                               $         0.00         $         0.00
Carry-over Amount                                 $         0.00         $         0.00
Carry-over Shortfall                              $         0.00         $         0.00
Additional Carry-over Shortfall                   $         0.00         $         0.00

Monthly Servicing Fee                             $   445,497.99         $   450,567.31
Investor Monthly Servicing Fee                    $   312,500.00         $   312,500.00